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                                                                EXHIBIT 10(i)(4)


                        HOUSTON INDUSTRIES INCORPORATED
                           DEFERRED COMPENSATION PLAN

              (As Amended and Restated Effective January 1, 1989)

                                Third Amendment

                 Houston Industries Incorporated, a Texas corporation (the "Company"), having amended and restated the Houston Industries Incorporated Deferred Compensation Plan, effective January 1, 1989 (the "Plan"), and having reserved the right to amend the Plan under Section 7.1 thereof, does hereby amend Article V of the Plan by adding the following Section 5.8 thereto, effective June 2, 1993:

                 "5.8 Terminations Under the UFI Severance Program. (a) Prior to Early Retirement Date. Notwithstanding any other provision of the Plan to the contrary, if the employment of a Participant is terminated under the Utility Fuels, Inc. severance program, on or after July 26, 1993, and prior to the first day of the month coincident with or next following the Participant's sixtieth (60th) birthday, a Normal Retirement Distribution as described in Section 5.1 shall not be made, but the Employer (i) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable Interest Crediting Rate for each Participation Year, from the Commencement Date through the date of payment, (ii) shall pay such amount in a lump sum (regardless of any election previously made by the Participant) within ninety-five (95) days following the date of Participant's termination of employment or as soon as practicable thereafter, and (iii) shall not make any Early Distributions to such Participant after the date of termination.

                 (b) After Early Retirement Date. If the employment of a Participant is terminated as described in (a) above but after the first day of the month coincident with or next following the Participant's sixtieth (60th) birthday, distributions (including Early Distributions) shall be made as otherwise provided in the preceding Sections of this Article V.

                 (c) Commutation. Any installment payments hereunder may be commuted as provided in Section 5.1(f)."





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                 IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute but one and the same instrument which may be sufficiently evidenced by any executed copy hereof, this 23rd day of November, 1993, but effective June 2, 1993.

                                    HOUSTON INDUSTRIES INCORPORATED



                                    By:   /s/ DON SYKORA


ATTEST:


 /s/ GRETCHEN H. DENUM
Assistant Corporate Secretary